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                                                                  EXHIBIT 10.114



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                              ASSIGNMENT AGREEMENT


                                     BETWEEN


                             BANKERS TRUST COMPANY,
                      AS TRUSTEE OF THE NATIONAL FINANCIAL
                          AUTO RECEIVABLES MASTER TRUST


                                       AND


                    NATIONAL FINANCIAL AUTO FUNDING TRUST II


                            ------------------------


                          DATED AS OF SEPTEMBER 1, 1999



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                              ASSIGNMENT AGREEMENT

                  ASSIGNMENT AGREEMENT, dated as of September 1, 1999 by and between NATIONAL FINANCIAL AUTO FUNDING TRUST II, a Delaware business trust ("Funding Trust II"), and BANKERS TRUST COMPANY ("Bankers Trust" or the "Trustee"), not in its individual capacity but solely as Trustee of the National Financial Auto Receivables Master Trust (the "Master Trust"), under the Amended and Restated Pooling and Administration Agreement, dated as of December 8, 1994 (as amended and restated, the "Pooling and Administration Agreement"), among Funding Trust II, as Transferor, National Auto Finance Company, Inc. ("NAFI") (as successor to National Auto Finance Company L.P.), as Administrator, and Bankers Trust Company, as Trustee.


                              W I T N E S S E T H:

                  In consideration of the mutual covenants herein contained, Funding Trust II and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Incorporation of Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Administration Agreement.

                  1.2. Other Definitions. When used in this Agreement, the following words and phrases shall have the following meanings:

                  Cut-off Date:  As defined in Section 2.1.

                  Closing Date:  September 24, 1999.

                  Dealer: A dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to NAFI or an Originator under a Dealer Agreement.

                  Dealer Agreement: Any agreement between NAFI or an Originator, as applicable, and a Dealer relating to the acquisition of Receivables from a Dealer by NAFI or an Originator.

                  Originator: A consumer finance company, depository institution or other financial institution engaged in the financing of motor vehicle retail installment sale contracts from which NAFI acquired Receivables; provided, however, that "Originator" shall not include any Dealer.

                  Originator Agreement: An agreement pursuant to which NAFI acquired Receivables from an Originator.


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                  Outstanding Principal Balance: As of any date and with respect to any Receivable, the outstanding principal balance of such Receivable as of such date, which shall be computed by reducing the original principal balance of such Receivable by the principal portion of each payment received and processed by the Servicer on or before such date.

                  Purchase Price: As defined in Section 2.1.

                  Receivable Assets: The assets described in clauses (i) through
(ix), inclusive, of subsection 2.1 hereof.

                  Related Security: means, with respect to any Receivable, the interest of the Trustee in (i) the security interest in the Financed Vehicles granted by the Obligors of the Receivables and any accessions thereto and (ii) physical damage, credit life, credit disability or other insurance policies covering Financed Vehicles or Obligors (including any blanket vendor's single interest insurance policy).

                  Receivables Schedule: The schedule of Receivables attached as Schedule A hereto, such schedule identifying each Receivable by name of the Obligor and setting forth as to each Receivable its Outstanding Principal Balance as of the Cut-off Date, loan number, interest rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

                                   ARTICLE II

                                PURCHASE AND SALE

                  2.1 Purchase. Subject to and on the terms and conditions set forth herein (including the receipt of the Purchase Price defined below), the Trustee hereby sells, transfers, conveys and assigns, on behalf of the Master Trust, without representation, warranty or recourse, except as specifically set forth herein all of its right, title and interest in and to (i) the Receivables identified on the Receivables Schedule attached hereto as Schedule A, (ii) all monies paid or payable thereunder on or after August 31, 1999 (the "Cut-off Date"), (iii) the Related Security with respect to each such Receivable, (iv) all proceeds of the foregoing, including all Collections or Related Security with respect to such Receivables, or other recoveries applied to repay or discharge any such Receivable received on or after the Cut-off Date (including net proceeds of sale or other disposition of repossessed Financed Vehicles that were the subject of any such Receivable) or other collateral or property of any Obligor or any other party directly or indirectly liable for payment of such Receivables, (v) all of its right, title and interest in the Seller Transaction Documents, (vi) all Records relating to any of the foregoing, (vii) all rights of the Trustee assigned to the Trustee for the benefit of the Certificateholders against Dealers pursuant to Dealer Agreements and Originators pursuant to Originator Agreements, (viii) any other Trust Assets relating to the Receivable Assets and (ix) the proceeds of the foregoing. Funding Trust II agrees to pay to the Trustee on the Closing Date as the purchase price (the "Purchase Price") for the Receivable Assets sold hereunder on such date an amount


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equal to $51,000,000 in immediately available funds to an account at a bank designated by the Trustee to Funding Trust II.

                  2.2. Filings. (a) On or prior to the Closing Date, the Master Trust shall have filed or shall have caused the filing, in the office of the Secretary of State of New York, the office of the Secretary of State of Florida and the office of the Secretary of State of Delaware, (i) a UCC financing statement or statements, appropriate under the Uniform Commercial Code in effect in New York, Florida or Delaware to reflect the transfer of the Receivable Assets from the Trustee to Funding Trust II and to protect Funding Trust II's interest in the Receivable Assets against all other Persons and (ii) amendments to, and/or terminations of, UCC financing statements, appropriate under the Uniform Commercial Code in effect in New York, Florida or Delaware to reflect the release of any liens of the Master Trust in the Receivable Assets. During the term of this Agreement, the Trustee shall not change its name, identity or structure or relocate its chief executive office or principal place of business without first giving 60 days prior written notice to Funding Trust II and Financial Security Assurance Inc. ("Financial Security") (for so long as any policy issued by Financial Security is in effect with respect to any securities issued by Funding Trust II or any trust of which Funding Trust II or National Financial Auto Funding Trust is depositor or transferor); provided, however, that Funding Trust II has no right or power to prohibit a change in the Trustee's name, identity or structure or, subject to the last sentence of this paragraph, a relocation of, its chief executive office. If any change in the Trustee's name, identity or structure or the relocation of its chief executive office or principal place of business would make any financing or continuation statement or notice of lien filed in connection with this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, Funding Trust II, shall after the effective date of such change, promptly file or cause to be filed such amendments as may be required to preserve and protect Funding Trust II's interest in the Receivable Assets. Funding Trust II hereby directs the Trustee to deliver cash equal to all such payments described in Section 2.2(b) to be delivered to Harris Trust and Savings Bank ("Harris Trust") in its capacity as the Trust Collateral Agent under the Sale and Servicing Agreement, dated as of September 1, 1999 (the "Sale and Servicing Agreement"), among National Auto Finance 1999-1 Trust, National Financial Auto Funding Trust ("Funding Trust I"), NAFI and Harris Trust.

                  (b) On or prior to the Closing Date, the Trustee shall deliver to Funding Trust II or such other Person as Funding Trust II shall direct cash equal to all payments received on such Receivables on or after the Cut-off Date and on or before two Business days prior to the Closing Date. Within two Business Days after the Closing Date, the Trustee shall deliver to Funding Trust II or such other Person as Funding Trust II shall direct all other payments received on such Receivables on or after the Cut-off Date and on or before the Closing Date.

                  2.3. No Recourse. The sale and purchase of Receivables and the other Receivable Assets under this Agreement shall be without recourse to the Trustee or the Master Trust.


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                  2.4. True Sales. The Master Trust and Funding Trust II intend that the transactions contemplated hereby be true sales of the Receivables and other Receivable Assets by the Trustee to Funding Trust II providing Funding Trust II with the full benefits of ownership of the Receivables and other Receivable Assets free and clear of any liens, and neither the Master Trust nor Funding Trust II intends the transactions contemplated hereby to be, or for any purpose to be characterized as, a loan from Funding Trust II to the Master Trust. The Trustee shall reflect sales of the Receivable Assets hereunder on the books and records maintained by the Trustee with respect to the Master Trust as sales of assets, and shall treat such sales as sales for all purposes.

                  2.5. Receipt of Payments after Closing Date. Funding Trust II shall be entitled to all payments received or receivable with respect to any Receivable sold and conveyed by the Trustee to Funding Trust II hereunder that are received on and after the Cut-off Date. If the Trustee receives any payment on a Receivable belonging to Funding Trust II, the Trustee promptly shall, upon written request, turn such payment over to Harris Trust, as Trust Collateral Agent under the Sale and Servicing Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

                  3.1 Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, posting prepaid, return receipt requested, to the parties at their respective addresses as follows:

                  If to the Trustee:

                       Bankers Trust Company
                       Four Albany Street
                       New York, New York  10006
                       Attn:  Corporate Trust and Agency Group -
                                 Structured Finance
                       Telecopier No.:  (212) 250-6439
                       Confirmation:    (212) 250-6652

                  If to Funding Trust II:

                       National Financial Auto Funding Trust II
                       c/o Chase Manhattan Bank Delaware, as Trustee 1201 Market Street
                       Wilmington, Delaware  19801
                       Attn: Corporate Trust Administration Department Telecopier No.: (302) 984-4903
                       Confirmation:    (302) 428-3372


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                  If to Financial Security Assurance Inc.:

                       Financial Security Assurance Inc.
                       350 Park Avenue
                       New York, New York  10022
                       Attention:  Transaction Oversight Department
                       Re: National Auto Finance 1999-1 Trust 7.26% Automobile Receivables-Backed Notes, Class A
                       Telecopier No.:  (212) 339-3518,
                                        (212) 339-3529
                       Confirmation:    (212) 826-0100

                  If to Harris Trust and Savings Bank:

                       Harris Trust and Savings Bank
                       311 West Monroe Street, 12th Floor
                       Chicago, IL  60606
                       Attention:  Indenture Trust Division
                       Telecopier:      (312) 461-3525
                       Confirmation:    (312) 461-4662

                  3.2. Choice of Law. This Agreement shall be construed in accordance with the laws of the Sate of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  3.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  3.4. Assignment. This Agreement may not be assigned by the Trustee or Funding Trust II except as contemplated by this Section; provided, however, that simultaneously with the execution and delivery of this Agreement,
(i) Funding Trust II shall assign all of its right, title and interest hereunder to Funding Trust I pursuant to that certain Sale Agreement, dated as of September 1, 1999 between Funding Trust II and Funding Trust I, and (ii) Funding Trust I shall assign all of such right, title and interest to the National Auto Finance 1999-1 Trust pursuant to the Sale and Servicing Agreement, as provided in Section 2.1 of the Sale and Servicing Agreement, to which the Trustee hereby expressly consents.

                  3.5. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and shall also be for the benefit of Funding Trust I, Harris Trust, for the benefit of the Noteholders, and the Insurer, each of which shall be considered to the third-party beneficiaries of this Agreement and shall be entitled to rely upon and directly enforce the provisions of this Agreement. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Insurer may disclaim any of its rights and powers under this Agreement upon delivery of a written notice to the Trustee and Funding Trust II.

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                  3.6. No Petition. The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against Funding Trust II until one year and one day after the maturity of any securities evidencing a beneficial interest in or secured by Receivable Assets sold, transferred or otherwise conveyed by the Trustee to Funding Trust II.

                  3.7. Further Assurances. It is the Trustee's intention to convey its entire rights, title and interest in the Receivable Assets or other assets related thereto acquired from Funding Trust II pursuant to the Pooling and Administration Agreement.

                  3.8. Limitation of Liability of Funding Trust II Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Chase Manhattan Bank Delaware not in its individual capacity but solely as trustee and in no event shall Chase Manhattan Bank Delaware, have any liability for the representations, warranties, covenants, agreements or other obligations of Funding Trust II hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Funding Trust II.

                  3.9. Limitation of Liability of Master Trust Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Bankers Trust not in its individual capacity but solely as trustee and in no event shall Bankers Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Master Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Master Trust.

                  3.10. Amendment. This Agreement may be amended in writing by the parties hereto with the prior written consent of the Control Party, to cure any ambiguity or to correct any provisions in this Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Assignment Agreement as of the day and year first written above.


                                        NATIONAL FINANCIAL AUTO FUNDING TRUST II

                                        By: CHASE MANHATTAN BANK DELAWARE,
                                            not in its individual capacity,
                                            but solely as trustee of National
                                            Financial Auto Funding Trust II,


                                        By:  /s/ JOHN J. CASHIN
                                            ------------------------------------
                                            Name: John J. Cashin
                                            Title: Vice President


                                        NATIONAL FINANCIAL AUTO RECEIVABLES
                                        MASTER TRUST


                                        By: BANKERS TRUST COMPANY, not in its
                                            individual capacity, but solely as
                                            Trustee of National Financial Auto
                                            Receivables Master Trust


                                        By:  /s/ PATRICIA M. F. RUSSO
                                            ------------------------------------
                                            Name: Patricia M. F. Russo
                                            Title: Vice President